Exhibit 99.4

Notice of Guaranteed Delivery

for Tender of

13% Senior Discount Notes due 2013

of

American Tire Distributors Holdings, Inc.

and

Senior Floating Rate Notes due 2012

and

10 3/4% Senior Notes due 2013

of

American Tire Distributors, Inc.

(collectively, the “Old Notes”)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of American Tire Distributors, Inc. (the “Company”) and American Tire Distributors Holdings, Inc. (“Holdings”, and collectively with the Company, the “Issuer”) made pursuant to the Prospectus, dated May 12, 2005 (the “Prospectus”), if certificates for the Issuer’s outstanding Senior Floating Rate Notes due 2012, the 10 3/4% Senior Notes due 2013 and the 13% Senior Discount Notes due 2013 (collectively, the “Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wachovia Bank, N.A., as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

To: Wachovia Bank, N.A., Exchange Agent

By mail, hand delivery or overnight courier:

Attn: Marsha Rice

Wachovia Bank, N.A.

Corporate Actions - NC1153

1525 West W.T. Harris Blvd., 3C3

Charlotte, NC 28262-8522

By facsimile transmission:

(for eligible institutions only)

(704) 590-7628

Confirm by telephone:

(704) 590-7413

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer – Guaranteed Delivery Procedures.”

Principal Amount of Old Notes Tendered must be in denominations of principal amount of $1,000 or any integral multiple thereof:

$
Certificate Nos. (if available)	CUSIP Nos.

Total Principal Amount Represented by Old Notes Certificate(s):	If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

☒

☒

Signature(s) of Owner(s) or Authorized Signatory                                                      Date

Area Code and Telephone Number

Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity

Address(es)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York
Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry
Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal
(or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set for the above and that failure to do so could result in a financial loss to the undersigned.

                Name of Firm                                                     Authorized Signature

                Address                                                                          Title

                Zip Code                                                              (Please Type or Print)

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THE FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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